Exhibit 10.2

Plant Lease Agreement

Lessor (Party A): JIANGXI DESUN ENERGY CO., LTD.

Lessee (Party B): JINKO SOLAR CO., LTD.

On a voluntary, equal and mutual-beneficial basis and through amicable negotiation, Party A and Party B (the “Parties”) reach a consensus concerning the matters relating to the lease to Party B of the plants legally owned by Party A by entering into this plant lease agreement (the “Agreement”), terms of which are as follows:

1.	Plant Lease Situation

Party A agrees to lease the following plants to Party B:

1.1	Plant One:

Located on Parcel E3-9-1, Xuri District, Shangrao Economic Development Zone;

Construction Area Rented: 1821.66 square meters (first floor of Desun 1# Plant)

The type of plant is frame structure

1.2	Plant Two:

Located at NO.45, Fenghuang West Avenue, Shangrao Economic Development Zone;

Construction Area Rented: 1818.04 square meters (second floor of Desun 2# Plant)

The type of plant is frame structure

1.3	Plant Three:

Located on Parcel E3-9-1, Xuri District, Shangrao Economic Development Zone;

Construction Area Rented: 1908.6 square meters

The type of plant is frame structure

1.4	Plant Four:

Located on Parcel E3-9-1, Xuri District, Shangrao Economic Development Zone;

Construction Area Rented: 2746.72 square meters

The type of plant is steel, reinforced concrete structure

1.5	Plant Five:

Located on Parcel E3-9-1, Xuri District, Shangrao Economic Development Zone;

Construction Area Rented: 1484.07 square meters

The type of plant is frame structure

1.6	Plant Six:

Located on Parcel E3-9-1, Xuri District, Shangrao Economic Development Zone;

Construction Area Rented: 2812 square meters

The type of plant is frame structure

1.7	Plant Seven:

Located on Parcel E3-9-1, Xuri District, Shangrao Economic Development Zone;

Construction Area Rented: 2690.93 square meters (Desun office building)

The type of plant is frame structure

The plants hereinbefore are already well decorated and can be used directly.

2.	Payment Date and Lease Term

2.1	All the plants described Section 1 of this Agreement are leased to Party B since January 1, 2008, with the leasing term of 10 years.

2.2	The Parties agree that this Agreement shall be renewed automatically with a valid term of 10 years. For the purpose of carrying out this Agreement, written renewal agreement may be entered into by and between the Parties.

2.3	During the lease term, in no case this Agreement may be rescinded or terminated, and the implementation of this Agreement may be suspended by Party A. Written consent of Party B is required for Party A to withdraw the right concerning these plants described in Section 1.

3.	Rental and Deposit Payment Method

3.1	The Parties hereof agree that the rental of such plants lease shall be RMB0.20 per square meter per day; RMB 91692.00 per month and RMB1100304.00 per year.

3.2	Unless otherwise agreed by the Parties in written agreements, the Parties hereof agree that the yearly rental shall remain unchanged during the lease term.

3.3	Party B shall give Party A one-month rental as deposit within 10 days since the signing of this Agreement. The Parties hereof agree that the rental shall be paid every six months.

3.4	Such deposit paid by Party B shall be returned by Party A within 10 business days after the dissolution or termination of this Agreement.

3.5	Taxes incurred by activities or gains of the lease shall be paid by Party A. Except for the rental or expenses payable by Party B set forth in this Agreement, no other taxes shall be paid by Party B.

4.	Other Expense

4.1	The expenses incurred during lease term by water, electricity, gas and telephone communication usage in such plants shall be paid by Party B within three days upon receipt of the receipt or invoice.

4.2	During the lease term, the network and communication equipment, air conditioner and other facilities for office usage shall be purchased and installed by Party A. Party B shall only be responsible for the expenses incurred by using such facilities.

5.	Using Requirement and Maintenance Liability of the Plants

5.1	During the lease term, Party B shall inform Party A promptly when Party B discovers the damage or breakdown of the plants or its supporting facilities, and Party A shall repair the plants or its supporting facilities within 3 days after receiving the notification from Party B. Party B may repair the facilities on behalf of and at expenses of Party A if Party A does not repair within 3 days.

5.2	During the term of the lease, the plants and its supporting facilities shall be reasonably used and taken care of by Party B. Damage or breakdown occurred due to the improper or unreasonable use by Party B shall be repaired by Party B, and Party A may repair the facilities on behalf of and at the expenses of Party B if Party B refuses to repair it.

5.3	During the term of the lease, Party A shall ensure to keep the plants and its supporting facilities in a normal and safe condition. Party A shall notify Party B three days in advance before the inspection and maintenance of the plants. Party B shall cooperate during the maintenance and Party A shall minimize the disturbance to Party B’s usage of the plants.

5.4	Party B shall inform Party A in written notice if Party B wants additional decoration or ancillary facilities and equipment for production and office usage, and Party A shall agree. If governmental approval is required, Party A shall apply for approval and inform Party B without delay.

6.	Subleasing and Returning of the Plants

6.1	During the lease term, written consent from Party A is required prior to sublease of the plants by Party B. In the case of unauthorized sublease, Party A may keep the rental and security deposit.

6.2	After the lease expires, the plants should be in a normal and useable condition.

7.	Other Agreement during the Lease Term

7.1	During the lease term, the Parties agree to comply with the laws, regulations and rules of the People’s Republic of China and shall not use the leased plants for illegal activities.

7.2	During the lease term, Party A has the right to supervise and assist Party B with fire, security and sanitation related issues.

7.3	Neither Party shall be deemed in default or breach of any provision of this Agreement resulting directly or indirectly from force majeure or municipal activities during the lease term.

7.4	During the lease term, Party B may decorate the plants according to its own operating characteristics but may not damage the original structure of the plants. The decoration shall be at Party B’s expenses and will not be compensated by Party A when the lease expires.

7.5	During the lease term, Party B shall pay the rental and other fees payable on time. If the payment delay is over a month, Party A is entitled to an additional 0.5% fine in addition to the monthly rental and the right to terminate this Agreement.

7.6	Party A shall inform Party B in advance if Party A wants to sell the rented plants. Party B will have right of first refusal and the rental that has been paid may be offset from the purchase price. Party B may terminate this Agreement or continue to lease the plants as described in this Agreement under a commitment from Party A and the buyer when the transaction takes place.

8.	Miscellaneous

8.1	During the lease term, if Party A or Party B breaches this Agreement because of early termination, one year’s rental shall be paid to the non-breaching party.

8.2	During the lease term, if Party B suffers losses from abnormal operation caused by the Certificate of Title of these plants, Party A shall compensate Party B for all the losses.

8.3	After the signing of this Agreement, the change of company name shall be confirmed by the Parties’ by signing and sealing and the terms and conditions of the original Agreement remain in effect until the Agreement expires.

8.4	If Party A, on behalf of itself or Party B, receives a preferential treatment of electricity supply, such preferential treatment shall be enjoyed by Party B during the lease term. Party B shall pay the actual monthly electricity fees for its actual electricity usage.

8.5	Matters arising out of this Agreement or relating to the management and use of the plants shall be solved by Party A or with Party A’s assistance in a timely manner.

8.6	Issues that are not stipulated in this Agreement shall be settled through negotiation by the Parties under applicable laws.

8.7	This Agreement is prepared in quadruplicate with each party holding two copies of originals and will become effective when signed and sealed by the Parties.

Lessor: Jiangxi Desun Energy Co., Ltd.

Legal Representative or Authorized Deputy:

Seal: /s/ Jiangxi Desun Energy Co., Ltd.

Lessee: Jinko Solar Co., Ltd.

Legal Representative or Authorized Deputy:

Seal: /s/Jinko Solar Co., Ltd.

The Parties have executed this Agreement as of January 1, 2008 in Shangrao, China.